Exhibit 14(b)

Dechert LLP Three Bryant Park 1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax

CONSENT OF DECHERT LLP

We consent to the filing of our form of tax opinion as an exhibit to the Registration Statement on Form N-14 of William Blair ETF Trust to be filed with the Securities and Exchange Commission and to the discussion of the opinion and references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

Three Bryant Park 1095 Avenue of the Americas
New York, NY 10036-6797

June 25, 2026